                                          SUBSIDIARIES OF THE COMPANY

                                                             State/Jurisdiction Direct
                                                             Incorporation      Stock
                                                                                Ownership

          The West Company, Incorporated                     Pennsylvania       Parent Co.
             Paco Pharmaceutical Services, Inc.              Delaware           100.0
               Paco Packaging, Inc.                          Delaware           100.0
               Paco Technologies, Inc.                       Delaware           100.0
               Paco Laboratories, Inc.                       Delaware           100.0
               Charter Laboratories, Inc.                    Delaware           100.0
               Paco Puerto Rico, Inc.                        Delaware           100.0
             Citation Plastics Co.                           New Jersey         100.0
                The West Company of Puerto Rico, Inc.        Delaware           100.0
             TWC of Florida, Incorporated                    Florida            100.0
             Senetics, Inc.                                  Colorado           100.0
             West International Sales Corporation            U.S. Virgin Islands100.0
             The West Company of Delaware, Inc.              Delaware           100.0
              The West Company de Colombia, S.A.             Colombia            52.1  (1)
              The West Company Holding GmbH                  Germany            100.0
               The West Company Deutschland GmbH             Germany            100.0
                Pharma-Gummi Beograd                         Yugoslavia          84.7  (2)
                The West Company (Custom &                   Germany            100.0
                Specialty Services) GmbH
                   Schubert Seals A/S                        Denmark            100.0
                   The West Company Italia S.R.L.            Italy               95.0  (3)
                   The West Company France S.A.              France             99.99  (4)
               The West Company (Mauritius) Ltd.             Mauritius          100.0
                The West Company (India) Private Ltd.        India              100.0
             The West Company Group Ltd.                     England            100.0
              The West Company (UK) Ltd.                     England            100.0
             The West Company Argentina S.A.                 Argentina          100.0
             The West Company Brasil S.A.                    Brasil             100.0
             The West Company Venezuela C.A.                 Venezuela          100.0

             The West Company Australia Pte. Ltd.            Australia          100.0
             West Company Korea Ltd.                         Korea              100.0



          (1)  In addition, 46.16 %  is owned directly by  The West Company,
               Incorporated;  1.55% is held in treasury by The West Company
               De Colombia S.A..(2) Affilated company accounted for on the cost basis.
          (3)  In addition, 5 % is owned directly by The West Company,
               Incorporated;
          (4)  In addition, .01% is owned directly by 9 Individual
               Shareholders.
